Exhibit 32

Certification of Periodic Financial Report

(Section 906 Certification)

Thomas E. Vessey and Beth Sanders hereby certify as follows:

1. They are the Chief Executive Officer and Chief Financial Officer, respectively, of 1st Centennial Bancorp.

2. The report on Form 10-Q of 1st Centennial Bancorp for the quarter ended March 31, 2008 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o (d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of 1st Centennial Bancorp.

Date: May 8, 2008		/s/ Thomas E. Vessey
Thomas E. Vessey, Chief Executive
Officer

Date:	May 8, 2008	/s/ Beth Sanders
Beth Sanders, Chief Financial Officer